                                 GUARANTY AGREEMENT

          GUARANTY AGREEMENT, dated as of July 18, 1998, between NEXTLINK, Communications, Inc., a Delaware corporation ("Guarantor"), and Level 3 Communications, LLC, a Delaware limited liability company ("Beneficiary").

                                W I T N E S S E T H :

          WHEREAS, Guarantor is, directly or indirectly, the owner of 50% of the issued and outstanding membership interests in INTERNEXT, LLC a Delaware limited liability company ("Grantee");

          WHEREAS, Beneficiary and Grantee have entered into an IRU Agreement, dated as of July 18, 1998 (the "IRU Agreement"), providing for the grant to Grantee of an indefeasible right to use and/or ownership of certain facilities in the Grantor System (as defined in the IRU Agreement);

          WHEREAS, pursuant to the terms of the IRU Agreement, Grantee's obligations under the IRU Agreement are required to be guaranteed from time to time by one or more of the Permitted Guarantors (as defined in the IRU Agreement); and

          WHEREAS, Guarantor is a Permitted Guarantor.

          NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties hereto agree as follows:

          1. DEFINED TERMS. Capitalized terms used herein without other definition shall have the respective meanings ascribed to them in the IRU Agreement. In addition, the following terms shall have the following meanings:

          (a) "Guaranteed Obligations" shall mean, as of any date of determination, an amount equal to (but not exceeding) 50% of the the IRU Obligations, provided that any IRU Obligations (including, without limitation, interest and penalty obligations) resulting from or relating to another Permitted Guarantor's failure to make any payment under such Permitted Guarantor's guaranty shall be excluded for purposes of determining Guaranteed Obligations.

          (b) "IRU Obligations" shall mean (i) the due, prompt and complete payment of all amounts due to Beneficiary by Grantee under the IRU Agreement, when and as the same shall become due and payable and (ii) the due, prompt and faithful performance of, and compliance with, all other covenants, undertakings and obligations of Grantee set forth in the IRU Agreement.

          2. GUARANTY. Guarantor hereby unconditionally and irrevocably guarantees to Beneficiary the Guaranteed Obligations. This guaranty is a guaranty of payment, performance and compliance and not of collectibility and is in no way conditioned


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or contingent upon any attempt to collect from or enforce performance or compliance by Grantee or upon any other event or condition whatsoever. If for any reason whatsoever Grantee shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable or to perform or comply with any other Guaranteed Obligation, Guarantor will forthwith pay or cause to be paid the Guaranteed Obligations to Beneficiary, in lawful money of the United States, or perform or comply with such Guaranteed Obligations or cause such Guaranteed Obligations to be performed or complied with. Guarantor, promptly after demand, will reimburse Beneficiary for all costs and expenses of collecting such amounts or otherwise enforcing this Agreement, including, without limitation, the fees and expenses of counsel. Notwithstanding any other provision of this Agreement to the contrary, Guarantor shall have all rights of Grantee under IRU Agreement with respect to the determination of amounts due and determination of other obligations, including, without limitation, the provisions of Article 24 of the IRU Agreement, except to the extent that such rights have been exhausted or waived by Grantee.

          3. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants as follows:

          (a) ORGANIZATION, GOOD STANDING, ETC. Guarantor is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and to enter into and to carry out the terms of this Agreement.

          (b) AUTHORIZATION AND ENFORCEABILITY. The execution and delivery by Guarantor of this Agreement and all other agreements and documents to be executed and delivered by it in connection herewith, the performance by Guarantor of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate acts and other proceedings of Guarantor. This Agreement and all other agreements and documents to be executed and delivered by Guarantor in connection herewith have been duly and validly executed and delivered by Guarantor and constitute legal, valid and binding obligations of Guarantor, enforceable against it in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangment, fraudulent transfers, conservatorship or other laws (including court decisions) affecting the enforcement of creditors' rights generally.

          (c) RELATIONSHIP TO COMPANY. Guarantor owns, directly or indirectly 50% of the issued and outstanding membership interests in Grantee.

          (d) COMPLIANCE WITH OTHER INSTRUMENTS, ETC. The execution and delivery by Guarantor of, and performance of the obligations of Guarantor under, this Agreement will not result in any violation of or be in conflict with or constitute a default under any term of any agreement or instrument to which it is a party or by which it is bound or any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority or result in the creation of (or impose any obligation on Guarantor to create) any lien upon


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any of the properties or assets of Guarantor pursuant to any such term, which violation, conflict, default or lien might have a materially adverse effect on the business, operations, condition (financial or physical), properties, net assets or liabilities of Guarantor or upon the ability of Guarantor to perform its obligations under this Agreement.

          (e) GOVERNMENTAL CONSENT. No consent, approval or authorization of, or declaration or filing with, any governmental authority, on the part of Guarantor is required for the valid execution and delivery of this Agreement and the due performance of the obligations of Guarantor under this Agreement.

          4. GUARANTOR'S OBLIGATIONS UNCONDITIONAL. The obligations of Guarantor under this Agreement are primary, absolute and unconditional obligations of Guarantor, are not subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment or defense based upon any claim Guarantor or any other person may have against Grantee, Beneficiary or any other person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not Guarantor or Grantee shall have any knowledge or notice thereof), including, without limitation:

          (a) any amendment of or change in, or termination or waiver of, the IRU Agreement;

          (b) any furnishing, acceptance or release of, or any defect in any security for, any of the Guaranteed Obligations;

          (c) any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in the IRU Agreement, or any other waiver, consent, extension, indulgence, compromise, settlement, release or other action or inaction under or in respect of the IRU Agreement;

          (d) any failure, omission or delay on the part of Beneficiary to enforce, assert or exercise any right, power or remedy conferred on it in this Agreement;

          (e) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshalling of assets and liabilities or similar proceedings with respect to Grantee or any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

          (f) any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of the IRU Agreement;

          (g) any merger or consolidation of Grantee or Guarantor into or with any other corporation, or any sale, lease or transfer of any of the assets of Grantee or Guarantor to any other person;


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          (h)  any change in the ownership of any membership interests in
Grantee, or any change in the corporate relationship between Grantee and Guarantor, or any termination of such relationship; or

          (i) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against Guarantor.

          5. FULL RECOURSE OBLIGATIONS. The obligations of Guarantor set forth herein constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties.

          6. WAIVER. Guarantor unconditionally waives, to the extent permitted by applicable law, (a) notice of any of the matters referred to in
Section 4, (b) notice to Guarantor of the incurrence of any of the Guaranteed Obligations, notice to Guarantor or Grantee of any breach or default by Grantee with respect to any of the Guaranteed Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of Beneficiary against Guarantor, (c) presentment to or demand of payment from Grantee or Guarantor with respect to any Guaranteed Obligation or protest for nonpayment or dishonor, (d) any right to the enforcement, assertion, exercise or exhaustion by Beneficiary of any right, power, privilege or remedy conferred in the IRU Agreement or otherwise, (e) any requirement of diligence on the part of Beneficiary, (f) any requirement to mitigate the damages resulting from any default under the IRU Agreement, (g) any notice of any sale, transfer or other disposition of any right, title to or interest in the IRU Agreement, (h) any release of Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder and (i) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against Guarantor.

          7. SUBROGATION. Upon the payment and performance in full of all Guaranteed Obligations, Guarantor shall be subrogated to the rights of Beneficiary in respect of any payment or other obligation with respect to which an amount has been payable by Guarantor hereunder. Guarantor shall not seek to exercise any rights of subrogation, reimbursement or indemnity arising from payments made by Guarantor pursuant to the provisions of this Agreement until the full and complete payment or performance and discharge of the Guaranteed Obligations.

          8. EFFECT OF BANKRUPTCY PROCEEDINGS, ETC. This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment made by any person on account of any of the sums due Beneficiary pursuant to the terms of the IRU Agreement is rescinded or must otherwise be restored or returned by such holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Grantee or any other person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to Grantee or other person or any substantial


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part of its property, or otherwise, all as though such payment had not been made.

          9. TERM OF AGREEMENT. This Agreement and all guarantees, covenants and agreements of Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and other independent payment obligations of Guarantor under this Agreement shall be paid and performed in full and all of the agreements of Guarantor hereunder shall be duly paid and performed in full. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated, replaced or amended in the manner contemplated by, and subject to the provisions of, Section 20.06 of the IRU Agreement.

          10. NOTICES. All notices under the terms and provisions hereof shall be in writing, and shall be delivered or sent by telex or telecopy or mailed by first-class mail, postage prepaid, addressed, (a) if to Beneficiary, at the address set forth in Article 25 of the IRU Agreement, or at such other address as Beneficiary shall from time to time designate in writing to Guarantor and
(b) if to Guarantor, at SUITE 2200, 500 108TH AVENUE, NE, BELLEVUE, WASHINGTON 98004, ATTENTION: GENERAL COUNSEL, or at such other address as Guarantor shall from time to time designate in writing to Beneficiary. Any notice so addressed shall be deemed to be given when so delivered or sent or, if mailed, on the third business day after being so mailed.

          11. AMENDMENTS, ETC. Except as provided in Section 9, no amendment, alteration, modification or waiver of any term or provision of this Agreement, nor consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Beneficiary, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          12. SUBMISSION TO JURISDICTION. Guarantor, for itself and its successors and assigns, hereby irrevocably (a) agrees that any legal or equitable action, suit or proceeding against Guarantor arising out of or relating to this Agreement or any transaction contemplated hereby or the subject matter of any of the foregoing may be instituted in any state or federal court in the State of Delaware, (b) waives any objection which it may now or hereafter have to the venue of any action, suit or proceeding, (c) irrevocably submits itself to the nonexclusive jurisdiction of any state or federal court of competent jurisdiction in the State of Delaware for purposes of any such action, suit or proceeding. Guarantor waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 10, and service so made shall be deemed completed on the third business day after mailing. Nothing contained in this Section 12 shall be deemed to affect the right of Beneficiary to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Guarantor in any jurisdiction.

          13. WAIVER OF JURY TRIAL. EACH OF GUARANTOR AND BENEFICIARY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY


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TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF
THE FOREGOING.

          14. SURVIVAL. All warranties, representations and covenants made by Guarantor herein or in any certificate or other instrument delivered by it or on its behalf hereunder shall be considered to have been relied upon by Beneficiary and shall survive the execution and delivery of this Agreement, regardless of any investigation made by Beneficiary or on its behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by Guarantor hereunder.

          15. MISCELLANEOUS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Guarantor hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect. The terms of this Agreement shall be binding upon, and inure to the benefit of, Guarantor and Beneficiary and their respective successors and assigns. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Guarantor and Beneficiary. The section and paragraph headings in this Agreement and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Agreement. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to applicable principles of conflicts of law.

          16. SPECIAL COVENANTS. Guarantor hereby covenants and agrees as follows:

          (a)  For purposes of this Section 16, the following terms are defined:

          (1)  "Board of Directors" means the board of directors of Guarantor.

          (2) "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

          (3) "Consolidated Net Worth" of any Person means the stockholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles.

          (4) "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between


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     a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified herein, Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a Board of Directors resolution.

          (5) "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

          (6) "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

          (7) "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

          (b) Guarantor shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons or permit any other Person to consolidate with or merge into Guarantor or (ii) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons, unless:

          (1) in a transaction in which Guarantor is not the surviving Person or in which Guarantor transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting, surviving or transferee Person (the "successor entity") is organized under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume all of Guarantor's obligations under this Agreement;

          (2) immediately after giving effect to such transaction, the Consolidated Net Worth of Guarantor (or the successor entity) is equal to or greater than that of Guarantor immediately prior to the transaction; and

          (3) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of Guarantor, such assets shall have been transferred as an entirety or virtually as an entirety to one Person and such Person shall have complied with all the provisions of (1) and (2) above.

          (c) Guarantor shall cause all properties owned by Guarantor or any Subsidiary or used or held for use in the conduct of its business or the business of any


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Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing contained herein shall prevent Guarantor or any Subsidiary from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of Guarantor, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to Beneficiary.

          (d) Guarantor shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of any material portion of its Property to, or purchase any material portion of Property from, or enter into any material contract, agreement, understanding, loan, advance, guarantee or transaction (including the rendering of services) with or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless such Affiliate Transaction or series of Affiliate Transactions is (i) in the best interest of Guarantor or such Subsidiary and
(ii) on terms that are no less favorable to Guarantor or such Subsidiary than those that would have been obtained in a comparable arm's-length transaction by Guarantor or such Subsidiary with a Person that is not an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of Guarantor or the relevant Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, Guarantor has determined to be fair to Guarantor or the relevant Subsidiary). Notwithstanding the foregoing, the following shall not be deemed Affiliate Transactions: (i) any employment agreement entered into by Guarantor or any of its Subsidiaries in the ordinary course of business and consistent with industry practice; (ii) any agreement or arrangement with respect to the compensation of a director or officer of Guarantor or any Subsidiary approved by a majority of the disinterested members of the Board of Directors and consistent with industry practice; (iii) transactions between or among the Company and its Subsidiaries, provided that no more than 5% of the Voting Stock (on a fully diluted basis) of any such Subsidiary is owned by an Affiliate of Guarantor (other than a Subsidiary); (iv) transactions pursuant to the terms of any agreement or arrangement as in effect on the date hereof; and (v) transactions with respect to wirelink or wireless transmission capacity, the lease or sharing or other use of cable or fiber optic lines, equipment, rights-of-way or other access rights, between Guarantor (or any Subsidiary) and any other Person.

          (e) Guarantor shall not, and shall not permit any Subsidiary to, sell, transfer or dispose of any of its Property with a Fair Market Value of $5,000,000 or more outside the ordinary course of its business (excluding any sale, transfer or disposition of Property that is obsolete or no longer used by or useful to Guarantor or any Subsidiary) unless:

          (1) Guarantor or the Subsidiary, as the case may be, receives consideration for such disposition at least equal to the Fair Market Value for the Property sold or disposed of.

          (2)  the consideration received in connection therewith is used by


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     Guarantor or such Subsidiary within 360 days of receipt for the payment of expenses in the ordinary course of business, for the payment of debt of Guarantor or such Subsidiary, or for reinvestment in the business of Guarantor or such Subsidiary.

          (f) Guarantor shall deliver to Beneficiary on request (but not more than once per year), a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of Guarantor's compliance during the period covered by such report with all conditions and covenants of this Agreement.

The covenants and agreements contained in this Section 16 shall terminate effective as of the date of full and complete payment of the IRU Fee to Beneficiary in accordance with the terms and provisions of the IRU Agreement.

          17. QUALIFICATION TO SPECIAL COVENANTS.. Any Guarantor maintaining an indenture qualified under the Trust Indenture Act of 1939, as amended, with at least $100 million of indebtedness outstanding pursuant thereto shall have the right, in its sole discretion, to re-execute and redeliver this Agreement to Beneficiary omitting section 16 and substituting in its place a covenant substantially equivalent to section 16 of the similar agreement executed by Level 3 Communications, Inc. as Guarantor, except referencing one of its public indentures and the sections thereof equivalent to the matters addressed in the current version of section 16 of this Agreement. In addition, the provisions of section 16 of this Agreement or of any redelivered Agreement shall be of no force or effect during any period that, if Guarantor has publicly-traded common stock, the total market value of Guarantor's outstanding common stock as determined on the basis of closing price (or, if Guarantor is privately held, the total value of its outstanding common stock, as demonstrated to the reasonable satisfaction of Beneficiary) exceeds the amount obtained when $1.5 billion is multiplied by the percentage set forth in paragraph 1(a) of this Agreement.

          IN WITNESS WHEREOF, Guarantor and Beneficiary have each caused this Agreement to be duly executed as of the day and year first above written.

                                  NEXTLINK COMMUNICATIONS, INC.,
                                   as Guarantor


                                  By /s/ WAYNE M. PERRY
                                    ----------------------------------------
                                    Title: CEO

                                  LEVEL 3 COMMUNICATIONS, LLC,
                                   as Beneficiary


                                  By /s/ KEVIN O'HARA
                                    ----------------------------------------
                                    Title: President



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